Exhibit 99.2
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Class A common stock of Westway Group, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.
Dated: September 20, 2010

/s/ David M. Knott
David M. Knott

Dated: September 20, 2010	Dorset Management Corporation
	By:	/s/ David M. Knott
	Name:	David M. Knott
	Title:	President

Dated: September 20, 2010	Knott Partners, L.P.
	By:	Knott Partners Management, LLC, its managing general partner

	By:	/s/ David M. Knott
	Name:	David M. Knott
	Title:	Managing Member

Dated: September 20, 2010	Knott Partners Offshore Master Fund, L.P.
	By:	Knott Partners Management, LLC, its sole general partner

	By:	/s/ David M. Knott
	Name:	David M. Knott
	Title:	Managing Member